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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            TRANS FINANCIAL, INC.
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                (Name of Registrant as Specified In Its Charter)
                                    N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                             TRANS FINANCIAL, INC.
                              500 EAST MAIN STREET
                         BOWLING GREEN, KENTUCKY 42101

                                 July 13, 1998

Dear Stockholder:

    On behalf of the Board of Directors and management, I am pleased to inform you that Star Banc Corporation and Firstar Corporation have agreed to merge through an exchange of shares valued at approximately $7.2 billion. The merger of Star and Firstar is expected to occur after consummation of the pending merger of Trans Financial, Inc. with Star. The completion of both mergers will create the 21st largest bank holding company in the United States offering a full line of consumer banking, commercial banking and trust and investment management services and products to more than 3 million customers through 720 branches located in eight Midwest states and Arizona.

    As a stockholder of Trans Financial, you have been invited to attend the Special Meeting of Stockholders to be held at 10:00 a.m., Central Time, on Monday, July 20, 1998, at the Bowling Green-Warren County Convention Center, 1021 Wilkinson Trace, Bowling Green, Kentucky. At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated April 9, 1998 (the "Merger Agreement"), providing for the merger (the "Merger") of Trans Financial with and into Star. Upon consummation of the Merger, each share of Trans Financial common stock, other than shares held by stockholders of Trans Financial who exercise their dissenters' rights under the Kentucky Business Corporation Act, will be converted into 0.9003 of a share of Star common stock.

    If the Merger is approved at the Special Meeting and consummated thereafter, Trans Financial stockholders will become stockholders of Star and be entitled to participate in Star's combination with Firstar on the same terms as current Star shareholders. This is an exciting opportunity to participate in the creation of a leading provider of financial services in the Midwest region, as more fully described in the accompanying press release of Star.

    A copy of the Proxy Statement/Prospectus, dated June 16, 1998, and the related proxy materials (collectively, the "Proxy Materials"), setting forth, or incorporating by reference, financial data and other important information relating to Trans Financial and Star and describing the terms and conditions of the proposed Merger and the actions to be taken at the Special Meeting, have previously been sent to you. Also enclosed with this letter is the Form 8-K/A of Star filed with the Securities and Exchange Commission on July 10, 1998, which sets forth certain pro forma financial information relating to the Merger and the Star/Firstar transaction. The Board of Directors urges you to carefully review these materials as you consider your vote with respect to the Merger.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF TRANS FINANCIAL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF TRANS FINANCIAL UNANIMOUSLY RECOMMENDS THAT TRANS FINANCIAL STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

    It is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. If you have not yet returned a completed proxy card with respect to your shares, please complete, sign and date the enclosed proxy card and return it to First Union National Bank in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the establishment of a quorum for purposes of taking the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to First Union National Bank a written notice of revocation bearing a later date than the proxy, or any later dated
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proxy relating to the same shares. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

    The Board of Directors and management of Trans Financial appreciate your continued support. If you need assistance in completing your proxy card or if you have any questions about the Proxy Materials, please feel free to contact Georgeson & Company Inc. at (800) 223-2064.

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                                Sincerely,

                                                 /s/ Vince A. Berta
                                                   Vince A. Berta
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER
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